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                                                                    EXHIBIT 6(b)

                             DISTRIBUTION AGREEMENT


         AGREEMENT made as of this 8th day of December, 1997, between ASSET MANAGEMENT FUND, INC., a Maryland corporation (hereinafter called the "Fund"), and SHAY FINANCIAL SERVICES, INC., a Florida corporation (hereinafter called the "Distributor");

                              W I T N E S S E T H:

         In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

         1. The Fund hereby appoints the Distributor as its agent for the distribution of shares of common stock (hereinafter called "shares") of any of the Fund's authorized Portfolios in jurisdictions wherein shares of the Fund may legally be offered for sale; provided, however, that the Fund in its absolute discretion may issue or sell shares directly to holders of shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise.

         2. The Distributor hereby accepts appointment as agent for the distribution of the shares of the Fund and agrees that it will use its best efforts with reasonable promptness to sell such part of the authorized shares of the Fund remaining unissued as from time to time be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to the Articles of Incorporation and the By-Laws of the Fund and in accordance with the then effective registration statement ("Registration Statement") of the Fund under the Securities Act (and related prospectus).

         3. The Fund agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale as herein contemplated such shares as the Distributor shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.

         4. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

         5. The Distributor will act only on its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of shares. The


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Distributor shall have authority to receive and accept or reject, or arrange for the receipt and acceptance of, such orders in accordance with the provisions hereof and the then effective Registration Statement of the Fund.

         6. Shares of the Fund offered for sale or sold by the Distributor shall be so offered or sold at a price per share determined in accordance with the Fund's then current prospectus relating to the sale of such shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission; provided, however, that any public offering price for shares of the Fund shall be the net asset value per share. The net asset value per share shall be determined in the manner and at the times set forth in the then effective Registration Statement (and related prospectus) relating to such shares.

         7. The price the Fund shall receive for all shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such shares.

         8. The Distributor shall issue and deliver on behalf of the Fund (or shall arrange for the issue and delivery of) such confirmations of sales made by it as agent pursuant to this agreement as may be required. At or prior to the time of issuance of shares, the Distributor will pay or cause to be paid to the Fund the amount due the Fund for the sale of such shares. Shares shall be registered on the transfer books of the Fund in such names and denominations as the Distributor may specify.

         9. The Fund will execute any and all documents and furnish any and all information which may be reasonably necessary in connection with the qualification of its shares for sale in such states as the Distributor may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome).

         10. The Fund will furnish to the Distributor from time to time such information with respect to the Fund and its shares as the Distributor may reasonably request for use in connection with the sale of shares of the Fund. The Distributor agrees that it will not use or distribute or authorize the use, distribution or dissemination by others in connection with the sale of such shares any statements, other than those contained in the Fund's current prospectus or statement of additional information, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations.

         11. The Distributor shall order shares of the Fund from the Fund only to the extent that it shall have received purchase orders therefor. The Distributor will not make, or authorize any others to make, any short sales of shares of the Fund.




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         12. The Distributor, as agent of and for the account of the Fund, may repurchase the shares of the Fund at such prices and upon such terms and conditions as shall be specified in the current prospectus or statement of additional information of the Fund.

         13. The Distributor shall receive such compensation for its distribution of Fund shares as set forth in the Fund's Rule 12b-1 Plan, dated as of August 4, 1997 as amended from time to time.

         14. In selling or reacquiring shares of the Fund for the account of the Fund, the Distributor will in all respects conform to the requirements of all state and Federal laws and the Rules of Conduct of the National Association of Securities Dealers, Inc., relating to such sale or reacquisition, as the case may be. The Distributor will observe and be bound by all the provisions of the Articles of Incorporation of the Fund (and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940 and set forth in the Registration Statement, or as to which notice shall otherwise have been given to the Distributor) which at any time in any way require, limit, restrict or prohibit or otherwise regulate any action on the part of the Distributor. Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         15. Subject to the general supervision of the Fund's Board of Directors, the Distributor will provide services, facilities, personnel, and assistance in respect to marketing and promotional activities of the Fund in distributing the shares. The Distributor will, but not by way of limitation;

                           (a) Formulate and implement marketing and promotional
                  activities, including seminars, group meetings, other personal contacts, mail promotions and industry advertising directed at savings and loan associations and other organizations eligible to own shares of the Fund.

                           (b) Provide special office space and equipment,
                  telephone facilities and dedicated personnel to whatever extent is necessary to discharge the responsibilities of the Distributor described herein.

                           (c) Obtain and evaluate and provide to the Fund such
                  information, analyses, and opinion in respect to marketing and promotional activities as the Fund may reasonably request from time to time.

                           (d) At its sole expense, register and qualify as a
                  securities broker to whatever extent is necessary to discharge the responsibilities of the Distributor



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                  described herein, under the Securities Exchange Act
                  of 1934, as amended, any applicable state securities laws, and related regulations; and cause its employees who engage in the business of effecting transactions in shares of the Fund to be registered, licensed, and qualified as securities brokers, principals and agents.

         16. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by the Distributor under this Agreement or the Fund's Rule 12b-1 Plan. The Fund will pay or cause to be paid expenses (including the fees and disbursements of its own counsel) and all taxes and fees payable to the federal, state or other governmental agencies on account of the registration or qualification of securities issued by the Fund or otherwise. The Fund will also pay or cause to be paid expenses incident to the issuance of shares or beneficial interest, such as the cost of share certificates, if any, issue taxes, and fees of the transfer agent. The Distributor will pay all expenses (other than expenses which one or more dealers may bear pursuant to any agreement with the Distributor) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, all expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses will not include expenses incurred by the Fund in connection with the preparation, type-setting, printing and distribution of any registration statement or report or other communication to shareholders in their capacity as such) and expenses of advertising in connection with such offering. The Distributor will bear all other costs and expenses of the services, facilities, personnel, and assistance to be provided by it hereunder, including but not limited to the compensation of personnel and all other costs and expenses for office space, facilities, equipment, printing, telephone service, heat, light, power and other utilities.

         17. The Fund will indemnify and hold harmless the Distributor and the officers, directors, and employees of the Distributor (together the "Persons Indemnified") against any loss, claim, damage, or liability, joint or several, to which the Persons Indemnified may become subject, under the Investment Company Act of 1940 or otherwise, insofar as such loss, claim, damage or liability (or actions in respect thereof) arises out of or is based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or related prospectus) of the Fund relating to the shares or any amendment or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Persons Indemnified in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arising out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents




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relating to the Distributor or in reliance upon and in conformity with information furnished to the Fund by any Persons Indemnified specifically for use therein. It is understood, however, that nothing in this Paragraph will protect any Persons Indemnified against, or entitle any Person Indemnified to indemnification against, any loss, claim, damage, or liability (or actions in respect thereof) to an extent or in a manner inconsistent with the Investment Company Act of 1940.

         18. This agreement shall become effective on the date hereof and shall continue in effect until March 1, 1998 and from year to year thereafter, but only so long as such continuance is approved in the manner required by the Investment Company Act of 1940. Either party hereto may terminate this agreement on any date by giving the other party at least sixty days' prior written notice of such termination specifying the date fixed therefor. Without prejudice to any other remedies of the Fund in any such event the Fund may terminate this agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Distributor hereunder.

         19. This agreement shall automatically terminate in the event of its assignment.

         20. Any notice under this agreement shall be in writing, addressed and delivered or mailed, postage postpaid, to the other party at such address as such other party may designate for the receipt of such notice.

         21. It is anticipated that various organizations will assist the Distributor in marketing and promoting the Fund, including but not limited to state leagues of savings and loan associations. No such organization will engage in the business of effecting transactions in shares of the Fund for the account of others, however, unless registered as a securities broker under the Securities exchange Act of 1934, as amended, and applicable state securities laws, and related regulations. The Distributor will be solely responsible for any payments in respect to assistance in so marketing and promoting the Fund, and the payments will be limited to reasonable and necessary amounts.

         22. If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

         23. Nothing contained in this Agreement will prevent the Distributor or any affiliated person of the Distributor from performing services similar to those to be performed hereunder for any other person, firm or corporation or for its or their own accounts or for the accounts of others.





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         24. This Agreement shall be construed in accordance with applicable federal law and the laws of the State of Illinois (without regard to principals of conflicts of law).

         IN WITNESS WHEREOF, the Fund and the Distributor have each caused this agreement to be executed on its behalf by an officer thereunto duly authorized and its seal to be affixed as of the day and year first above written.


                                              ASSET MANAGEMENT FUND, INC.
ATTEST:

By:      /s/Edward E. Sammons                 By:      /s/Rodger D. Shay
         ---------------------------                   ------------------------
         Edward E. Sammons, Jr.                        Rodger D. Shay
Its:     Secretary                            Its:     President



                                              SHAY FINANCIAL SERVICES, INC.
ATTEST:

By:      /s/Robert T. Podraza                 By:      /s/Rodger D. Shay, Jr.
         ---------------------------                   ------------------------
         Robert T. Podraza                             Rodger D. Shay, Jr.
Its:     Vice President                       Its:     President


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